Exhibit 99.6

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), dated as of June     , 2007, is by and between TODCO, a Delaware corporation (“TODCO”), and the undersigned holder (the “Affiliate”) of shares or options to acquire shares of common stock of Hercules Offshore, Inc., a Delaware corporation (“Hercules”). Capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement referenced below.

RECITALS

A. Hercules, THE Hercules Offshore Drilling Company LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Hercules (“Merger Sub”) and TODCO have entered into an Agreement and Plan of Merger dated March 18, 2007, as amended in the Amended and Restated Agreement and Plan of Merger dated effective as of March 18, 2007 (as amended from time to time, the “Merger Agreement”) pursuant to which TODCO will merge (the “Merger”) with and into Merger Sub, with Merger Sub surviving the Merger, on the terms and subject to the conditions set forth in the Merger Agreement.

B. As of the date hereof, Affiliate “beneficially owns” (as such term is defined in Rule 13d-3 under the Exchange Act) and Affiliate is entitled to dispose of (or to direct the disposition of) and to vote (or to direct the voting of) the number of shares of common stock, par value of $0.01 per share, of Hercules (the “Company Common Stock”) set forth beneath the Affiliate’s name on the signature page hereto, as such shares may be adjusted by stock dividend, stock split, recapitalization, combination, merger, consolidation, reorganization or other change in the capital structure of Hercules affecting the Company Common Stock (such shares of Company Common Stock, plus any other shares of Company Common Stock the voting power over which is acquired by Affiliate and less any shares of Company Common Stock the entire beneficial ownership in, including all voting rights with respect to, are disposed of by Affiliate, in each case during the period from and including the date hereof through and including the date on which this Agreement is terminated in accordance with its terms, are collectively referred to herein as Affiliate’s “Subject Shares”).

C. As a condition to the willingness of TODCO to enter into the Merger Agreement, and as an inducement and in consideration therefor, the Merger Agreement requires Hercules to use its best efforts to cause each of its executive officers, including Affiliate, to execute and deliver this Agreement prior to the mailing of the Proxy Statement/Prospectus, and Affiliate has agreed to enter into this Agreement.

NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

1. Agreement to Vote the Subject Shares. Affiliate, solely in Affiliate’s capacity as a stockholder of Hercules, hereby agrees that during the period commencing on the date hereof and continuing until the termination of this Agreement (such period, the “Voting Period”), at any meeting (or any adjournment or postponement thereof) of the holders of any class or classes of the capital stock of Hercules, however called, or in connection with any written consent of the holders of any class or classes of the capital stock of Hercules, Affiliate shall vote (or cause to be voted) Affiliate’s Subject Shares in favor of the issuance of shares of Company

Common Stock in the Merger (and any actions required in furtherance thereof) at every meeting of the stockholders of Hercules (or in connection with any written consent) at which such matter is considered and at every adjournment thereof. Any such vote shall be cast or consent shall be given by Affiliate in accordance with such procedures relating thereto as shall ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent. Affiliate agrees not to enter into any agreement, letter of intent, agreement in principle or understanding with any person that violates or conflicts with or could reasonably be expected to violate or conflict with the provisions and agreements contained in this Agreement or the Merger Agreement; provided, however, that nothing in this Agreement shall be deemed to prevent Affiliate from making a bona fide disposition of the entire beneficial ownership in, including all voting rights with respect to, any or all of the Subject Shares.

2. Irrevocable Proxy. Affiliate hereby appoints TODCO and any designee of TODCO, and each of them individually, as its proxy during the Voting Period to vote all of the Affiliate’s Subject Shares at any meeting of stockholders of Hercules (including any adjournments and postponements thereof) on the matters described in Section 1, and to execute and deliver any written consents to fulfill the Affiliate’s obligations under this Agreement, in each case to the extent, but only to the extent, such Subject Shares are not voted by the Affiliate in accordance with Section 1. This proxy is coupled with an interest and is irrevocable until the end of the Voting Period. To the extent inconsistent with the other provisions of this Agreement or the Merger Agreement, Affiliate hereby revokes any and all previous proxies with respect to the Affiliate’s Subject Shares.

3. Covenants. Except for pledges in existence as of the date hereof, Affiliate agrees that, except as contemplated by the terms of this Agreement, Affiliate shall not (a) grant any proxies or powers of attorney in respect of the Subject Shares, deposit any of Affiliate’s Subject Shares into a voting trust or enter into a voting agreement with respect to any of Affiliate’s Subject Shares; or (b) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting Affiliate’s ability to perform Affiliate’s respective obligations under this Agreement.

4. Representations and Warranties of Affiliate. Affiliate hereby represents and warrants to TODCO as follows:

(a) Due Authority. Affiliate has the capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. If Affiliate is an entity, Affiliate is duly organized and validly existing under the laws of the jurisdiction of its organization, and Affiliate has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Affiliate have, if Affiliate is an entity, been duly authorized by all necessary action on the part of Affiliate, and, assuming its due authorization, execution and delivery by TODCO, constitutes a valid and binding obligation of Affiliate, enforceable against Affiliate in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by equitable principles.

(b) Ownership of Shares. Affiliate legally or beneficially owns the number of shares of Company Common Stock set forth beneath Affiliate’s name on the signature page hereto. The number of shares of Company Common Stock set forth beneath Affiliate’s name on the signature page hereto are all of the shares of Company Common Stock legally or beneficially owned by Affiliate. Affiliate has sole voting power and sole power of disposition, in each case with respect to all of the shares of Company Common Stock set forth beneath Affiliate’s name on the signature page hereto, with no limitations, qualifications or restrictions on such rights, subject only to applicable securities laws and the terms of this Agreement and as otherwise noted on the signature page hereto. Also set forth on the signature page hereto is (i) the number of shares of Company Common Stock issuable pursuant to Company Stock Options held by Affiliate, and (ii) the number of shares of Company Restricted Stock (which have not vested) held by Affiliate.

(c) No Conflicts. (i) No filing with any governmental authority, and no authorization, consent or approval of any other person is necessary for the execution of this Agreement by Affiliate and the consummation by Affiliate of the transactions contemplated hereby (it being understood that nothing herein shall prevent Affiliate’s compliance with Section 13(d) of the Exchange Act) and (ii) none of the execution and delivery of this Agreement by Affiliate, the consummation by Affiliate of the transactions contemplated hereby or compliance by Affiliate with any of the provisions hereof shall (A) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which Affiliate is a party or by which Affiliate or any of Affiliate’s Subject Shares or assets may be bound, or (B) violate any applicable order, writ, injunction, decree, judgment, statute, rule or regulation which could reasonably be expected to adversely affect Affiliate’s ability to perform Affiliate’s obligations under this Agreement.

(d) Reliance by TODCO. Affiliate understands and acknowledges that TODCO has entered into the Merger Agreement in reliance upon the covenants contained therein requiring the execution and delivery of this Agreement by Affiliate.

5. Representations and Warranties of TODCO. TODCO hereby represents and warrants to Affiliate as follows:

(a) Due Organization, etc. TODCO is a corporation duly incorporated and validly existing under the laws of the jurisdiction of its incorporation. TODCO has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by TODCO has been duly authorized by all necessary action on the part of TODCO and, assuming its due authorization, execution and delivery by Affiliate, constitutes a valid and binding obligation of TODCO, enforceable against TODCO in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

(b) Conflicts. (i) No filing with any governmental authority, and no authorization, consent or approval of any other person is necessary for the execution of this Agreement by TODCO and the consummation by TODCO of the transactions contemplated hereby and (ii)

none of the execution and delivery of this Agreement by TODCO, the consummation by TODCO of the transactions contemplated hereby shall (A) conflict with or result in any breach of the organizational documents of TODCO, (B) result in a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which TODCO is a party or by which TODCO or any of its assets may be bound, or (C) violate any applicable order, writ, injunction, decree, judgment, statute, rule or regulation which could reasonably be expected to adversely affect TODCO’s ability to perform its obligations under this Agreement.

(c) Reliance by Affiliate. TODCO understands and acknowledges that (i) Affiliate is entering into this Agreement in reliance upon the execution and delivery of the Merger Agreement by TODCO and (ii) that the closing of the Merger would be of material benefit to Affiliate.

6. Miscellaneous.

(a) Affiliate Capacity. If Affiliate is or becomes during the term hereof a director or officer of Hercules, Affiliate does not make any agreement or understanding herein in Affiliate’s capacity as such director or officer. Affiliate executes this Agreement solely in Affiliate’s capacity as the record holder or beneficial owner of Affiliate’s Subject Shares and nothing herein shall limit or affect any actions taken by Affiliate in Affiliate’s capacity as an officer or director of Hercules. Without limiting the foregoing, nothing in this Agreement shall limit or affect the ability of a director or officer of Hercules to take any action as may be advisable or necessary in the discharge of his or her fiduciary duties as such director or officer, and without regard to whether he or she is, without limitation, (i) a trustee or co-trustee of one or more Affiliates, (ii) an officer, consultant or other representative of a trustee or co-trustee of one or more Affiliates, or (iii) a beneficiary of one or more Affiliates.

(b) Publication. Affiliate hereby permits TODCO and Hercules to publish and disclose in the Proxy Statement/Prospectus (including all documents and schedules filed with the SEC) and in other filings with the SEC Affiliate’s identity and ownership of shares of Company Common Stock and the nature of Affiliate’s commitments, arrangements, and understandings pursuant to this Agreement.

(c) Further Actions. Each of the parties hereto agrees that it will use its best efforts to do all things necessary to effectuate this Agreement.

(d) Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein and supersedes all prior agreements and understandings, oral and written, with respect thereto.

(e) Binding Effect; Benefit; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their transferees, heirs, estates and successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, except by will or by the laws of descent and distribution, without the prior written consent of each of the other parties. Nothing in this Agreement, expressed or implied, is intended to confer on any person, other than the parties hereto, any rights or remedies.

(f) Amendments, Waivers, etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by all of the parties hereto.

(g) Specific Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

(h) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

(i) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

(j) Governing Law; Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(k) Headings. The descriptive headings of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

(l) Counterparts; Facsimiles. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument. A signature transmitted by facsimile or by electronic mail in “portable document format” shall be treated for all purposes by the parties hereto as an original and shall be binding upon the party transmitting such signature without limitation.

(m) Termination. This Agreement shall terminate, and neither TODCO nor Affiliate shall have any rights or obligations hereunder, and this Agreement shall become null and void and have no effect upon the earliest to occur of (i) the mutual consent of TODCO and Affiliate, (ii) the Effective Time, or (iii) the effective termination of the Merger Agreement pursuant to its terms; provided, further, that termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at law or in equity) against any other party hereto for such party’s breach of any of the terms of this Agreement. Notwithstanding the foregoing, Sections 5(d), 5(e), 5(h) and 5(j) shall survive the termination of this Agreement.

IN WITNESS WHEREOF, this Agreement is executed as of the date first stated above.

TODCO, a Delaware corporation

By:

Name:

Title:

AFFILIATE

Printed Name:

Number of shares of Company Common Stock owned:

Number of shares of Company Common Stock issuable upon exercise of Company Stock Options held:

Number of shares of Company Restricted Stock (which have not vested) held: